     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 2001
                                                    REGISTRATION NO. 333- ______




                     SECURITIES  AND  EXCHANGE  COMMISSION

                            WASHINGTON, D.C.  20549

                              ___________________

                                   FORM S-8


                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              BJ SERVICES COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                                          63-0084140
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)


                         5500 NORTHWEST CENTRAL DRIVE
                             HOUSTON, TEXAS  77092
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)

                              BJ SERVICES COMPANY
                          DEFERRED COMPENSATION PLAN
                           (FULL TITLE OF THE PLAN)

                        MARGARET BARRETT SHANNON, ESQ.
                              BJ SERVICES COMPANY
                VICE PRESIDENT - GENERAL COUNSEL AND SECRETARY
                         5500 NORTHWEST CENTRAL DRIVE
                             HOUSTON, TEXAS 77092
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 222-1875
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              ___________________

                       CALCULATION  OF  REGISTRATION  FEE

=======================================================================================================
                                                                               PROPOSED
                                                                PROPOSED        MAXIMUM
                                                  AMOUNT         MAXIMUM       AGGREGATE    AMOUNT OF
                                                  TO BE      OFFERING PRICE    OFFERING    REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED        REGISTERED   PER OBLIGATION      PRICE         FEE
-------------------------------------------------------------------------------------------------------
 Deferred Compensation Obligations /(1)/         $4,000,000        100%       $4,000,000     $1,000
=======================================================================================================

(1)  The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation  in the future in accordance with the terms of the BJ Services Deferred Compensation
     Plan.  The amount to be registered represents the dollar amount of the compensation deferred and deemed invested in accordance with the BJ Services Deferred Compensation Plan.

=======================================================================================================

                                 INTRODUCTION


     BJ Services Company (the "Registrant") is filing this Registration Statement because of the uncertainty as to whether the Deferred Compensation Obligations (as defined below) would or should be considered "securities" or be subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). The filing of this Registration Statement is not an admission by the Registrant that the Deferred Compensation Obligations are securities or are subject to the registration requirements of the Securities Act.

                                 PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000;

        (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000 and March 31, 2001; and

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained in this Prospectus, or in any subsequently filed documents, that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.

ITEM 4. DESCRIPTION OF SECURITIES

        The following summarizes the deferred compensation obligations created pursuant to the BJ Services Deferred Compensation Plan (the "Plan") which amends and restates in its entirety the BJ Services Supplemental Retirement Thrift Plan (the "Thrift Plan"). This summary is qualified in its entirety by reference to the terms of the Plan. Capitalized terms used without definition herein have the meanings assigned in the Plan.

GENERAL INFORMATION

        The purpose of the Plan is to aid certain employees of BJ Services Company U.S.A., a wholly owned subsidiary of the Registrant (The "Company") and any other entity designated by the Benefits Committee of the Company (the "Committee") to participate in the Plan (collectively, the "Employer") in making more adequate provision for their retirement by permitting such individuals to defer compensation that cannot be deferred under the Company's tax-qualified retirement plan due to restrictions and limitations imposed on such plan by the Internal Revenue Code of 1986, as amended (the "Code").

        The Plan is intended to be an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees. It is expected that individuals who participate in the Plan will not pay federal income tax on the amounts they defer or on amounts the Employer defers on their behalf at the time the deferrals are made under the Plan. It is also expected that the Members will not pay any federal income tax on the earnings credited to their Accounts at the time they are earned, but instead will pay federal income tax when the benefits are actually or constructively paid to them.

ELIGIBILITY

       The Chairman, in his sole discretion, will select and notify in writing those employees ("Eligible Employees") of the Employer who will become Members. If an Eligible Employee who was a Member prior to a termination of employment is rehired, such Eligible Employee shall become a Member again only if the Chairman selects such Eligible Employee to participate in the Plan. An Eligible Employee who has become a Member shall cease to be an active participant in the Plan immediately upon the earlier of (a) the date the Chairman notifies him that he is no longer eligible to participate in the Plan or (b) the date he is no longer employed by the Employer.

DEFERRALS UNDER THE PLAN

Member Elective Deferrals

        For purposes of the Plan, "Basic Compensation" has the same meaning as is assigned to "Compensation" under the Thrift Plan, which is the base rate of pay paid in cash by the Employer to or for the benefit of a Member for services rendered or labor performed while a Member effective as of the first day of the last calendar month preceding the Plan Year (or a Member's hire date, if later). A Member's "Compensation" also has the same meaning assigned under the Thrift Plan except, for purposes of the Plan, "Compensation" (a) includes amounts a Member could have received in cash in lieu of Member deferrals under the Plan,
(b) includes any increases as a result of job transfers or wage rate changes during the Plan Year and (c) for purposes other than Restoration Deferrals under the Plan, is not limited to the maximum amount that can be considered by the Thrift Plan pursuant to section 401(a)(17) of the Code ($170,000 for 2001) (the "section 401(a)(17) Limitation"). A Member's "Excess Compensation" is the amount of such Member's Compensation in excess of the section 401(a)(17) Limitation and his "Monthly Excess Compensation" is one-twelfth of the Member's Excess Compensation. A Member's "Bonus" is the amount, if any, received by the Member under the annual bonus plan in which Eligible Employees participate.

        For each Plan Year (calendar year), a Member may elect to defer an integral percentage of from 1% to 100% of his Excess Compensation. Further, a Member who makes the maximum Cash or Deferred Contributions under the Thrift Plan may elect to defer receipt of an amount not to exceed 12% of his Compensation (subject to the section 401(a)(17) Limitation), less his Cash or Deferred Contributions under the Thrift Plan (a "Restoration Deferral"), for a Plan Year. A Member may also elect to defer an amount of his Compensation equal to the amount of his Cash or Deferred Contributions under the Thrift Plan distributed from the Thrift Plan during the Plan Year as a result of the nondiscrimination requirements of section 401(k) of the Code. Finally, a Member may elect to defer an integral percentage of from 1% to 100% of his Bonus for any fiscal year of the Company, which begins on October 1 of each year ("Fiscal Year").

        A Member's election to defer an amount of his Compensation and/or Bonus under the Plan for a Plan Year must be made by executing and delivering to the Employer a deferral election in the form prescribed by the Committee and a corresponding reduction will be made to his Compensation and/or Bonus during such Plan Year. A Member's Compensation deferral election for a Plan Year must be executed by the Member and filed with the Employer prior to the first day of the Plan Year (January 1). However, if an Eligible Employee becomes a Member other than on the first day of a Plan Year, such Member's Compensation deferral election may be made no more than 30 days after he becomes a Member, but will only apply prospectively. A Member's Compensation deferral will remain in force and effect for the entire Plan Year to which such election relates. Further, a Member's Compensation deferral election will remain in force and effect for each subsequent Plan Year in which he participates in the Plan unless and until such election is changed or revoked by such Member prior to the first day of the subsequent Plan Year to which such change or revocation relates. A Member's Bonus deferral election for a Fiscal Year must be executed by the Member and filed with the Employer prior to the first day of the Fiscal Year (October 1) during which such Bonus is paid.

        Compensation or Bonus for a Plan Year that is not deferred under the Plan by a Member will be received by such Member in cash. Deferrals made by a Member will be credited to such Member's Account as received by the Trustee.

Employer Deferrals

        The Employer will make the following Employer deferrals on behalf of each Member: (a) for each calendar month, an amount equal to 50% of the Member's deferrals of Excess Compensation not in excess of 6% of the Member's Excess Compensation for such calendar month, (b) for each calendar month, an amount equal to 50% of the Member's Restoration Deferrals not in excess of 6% of the Member's Compensation for such calendar month, (c) for each Plan Year, an amount equal to the amount forfeited by such Member under the Thrift Plan during such Plan Year as a result of the nondiscrimination requirements of sections 401(k) and 401(m) of the Code, (d) for each calendar month, a percentage of the Member's Monthly Excess Compensation equal to the percentage utilized under the Thrift Plan to determine the Member's Employer Base Contributions for such calendar month and (e) for each calendar month, a percentage of the Member's Monthly Excess Compensation equal to the percentage utilized under the Thrift Plan, if any, to determine the Member's Employer Supplemental Base Contributions for each calendar month.

        Employer deferrals described in (d) or (e) will become nonforfeitable in the same manner as amounts allocated to the Member's Employer Non-Matching Accounts under the Thrift Plan. Therefore, if any portion of a Member's Employer Non-Matching Accounts under the Thrift Plan is forfeited for any reason, a corresponding portion of the Employer deferrals described in (d) or
(e) will be forfeited from the Member's Account under the Plan. Employer deferrals made on behalf of Member will be credited to such Member's Account as received by the Trustee.

Section 415 Deferrals

        In the event a Member's annual additions under the Thrift Plan (the sum of all Cash or Deferred Contributions, Voluntary Contributions, and Employer Matching, Base and Supplemental Base Contributions by or on behalf of a Member) for any month equal the limitation in effect under section 415 of the Code (the lesser of 25% of Compensation or $35,000) (the "section 415 Limitation"), the Employer will reduce the Member's Basic Compensation by the amount by which such Member's Cash or Deferred Contributions and/or Voluntary Contributions must be reduced under the Thrift Plan in order to equal the section 415 Limitation and such amount will be credited to such Member's Account as received by the Trustee. Further, an amount equal to the excess, if any, of (a) the amount of Employer Contributions that would have been allocated to the Member's Accounts under the Thrift Plan if the section 415 Limitation did not apply over (b) the amount of Employer Contributions that were in fact allocated to the Member's Accounts under the Thrift Plan will be credited to such Member's Account as received by the Trustee. The Employer deferral described in the preceding sentence (other than any amount representing reduced allocations of Employer Matching Contributions under the Thrift Plan) will become nonforfeitable in the same manner as amounts allocated to the Member's Employer Non-Matching Accounts under the Thrift Plan. Therefore, if any portion of a Member's Employer Non-Matching Accounts under the Thrift Plan is forfeited for any reason, a corresponding portion of the section 415 deferrals described in this paragraph will be forfeited from the Member's Account under the Plan.

DEEMED INVESTMENT OF ACCOUNTS

Investment Designations

        In accordance with the procedures established from time to time by the Committee, each Member must designate the manner in which amounts credited to his Account will be deemed invested from among the various investment funds made available from time to time pursuant to the provisions of the Trust Agreement.
A Member may designate one fund for the deemed investment of all amounts credited to his Account or he may split the deemed investment of the amounts credited to his Account between such funds in such increments as the Committee may prescribe. If a Member fails to make a proper designation, his Account shall be deemed to be invested in the fund or funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

Changes; Conversions

        A Member may (a) change his deemed investment designation for future amounts to be credited to his Account or (b) convert his deemed investment designation with respect to amounts already credited to his Account in accordance with the procedures established by the Committee, and the frequency of such changes or conversions may be limited by the Trustee in accordance with the provisions of the applicable fund or funds.

Allocation of Net Income or Net Loss Equivalents

        The Trustee will determine the net income or net loss equivalents of each deemed investment fund as of each day that the New York Stock Exchange is open for business (a "Valuation Date") based upon changes in the net asset value in such manner as the Trustee deems appropriate. For purposes of allocations of such net income or net loss equivalents, each Member's Account is divided into subaccounts to reflect such Member's investment designation of the deemed investment funds. As of each Valuation Date, the net income or net loss equivalents of each deemed investment fund will be allocated among the corresponding subaccounts of the Members who had designated such deemed investment fund on the immediately preceding Valuation Date, but the balance of such subaccounts will be reduced by the amount of any payments made since such immediately preceding Valuation Date.

VESTING OF ACCOUNTS

        A Member's interest in Compensation and Bonus deferred under the Plan and the net income or net loss equivalents thereon is fully vested at all times. Further, except as described in "Employer Deferrals" and "Section 415 Deferrals" above, a Member's interest in Employer deferrals under the Plan and the net income or loss equivalents thereon is fully vested at all times.

SOURCE OF PAYMENTS

        The Plan is not a funded plan and the Plan's assets are not free from the claims of the Employer's creditors. Members have only a contractual right to receive benefits as described in the Plan, and these contractual rights are no greater than the rights of any other unsecured general creditor of the Employer.

        To provide some comfort that the promised benefits will be paid, the Company has established a grantor trust (the "Trust"), which is intended to be a "rabbi trust," with an independent trustee (the "Trustee"). The terms of the Plan provide that the Employer will pay an amount equal to the deferrals under the Plan directly to the Trustee. Further, under the terms of the Trust, the Company will not be able to terminate the Trust until the earlier of the date
(a) all Plan benefits have been paid in full or (b) the Trust contains no assets and retains no claims to recover assets from the Company or any other person or entity. In the event the Employer should be subject to bankruptcy proceedings under the Federal Bankruptcy Code or become insolvent, all or a portion of the Trust assets would be held for the benefit of the Employer's creditors (including the Members). The Trust assets would then be paid out in accordance with the directions of the court having jurisdiction over the assets of the Company.

DISTRIBUTION OF BENEFITS

Restrictions on Distributions and Loans

        Except as described below, Members are not permitted to make withdrawals from the Plan prior to their termination of employment with the Employer. Members are not, at any time, permitted to borrow from the Plan.

Elective Distributions

        Each Eligible Employee who becomes a Member must elect the time and form of payment of the amounts credited to his Account, which include Member Elective Deferrals of Compensation and Bonus, Employer Deferrals, Section 415 Deferrals and the net income or net loss equivalents thereon. A Member may elect payment of all or a portion of the amounts credited to his Account be made or commenced as of any date, provided that (a) no amount may be paid earlier than the second Plan Year following the Plan Year in which such amount was credited to the Member's Account and (b) notwithstanding (a), payment of all amounts credited to a Member's Account must be made or commence as soon as administratively practicable following the date a Member's employment with the Employer terminates for any reason. A Member may elect to receive payment in (i) a lump sum cash payment or (ii) annual installment payments for a term certain of either five, ten or fifteen years. In the event a Member fails to make an election regarding the time or form of payment, the amounts credited to his Account will be paid in one lump sum cash payment as soon as administratively practicable after the date the Member's employment with the Employer terminates for any reason. A Member may revise his election regarding time or form of payment for all or a portion of the amounts credited to his Account at any time, however, the revised election will not be effective until the date that is twelve months after the date of such revised election.

Withdrawals of Bonus

        In addition to the Elective Distributions described above, a Member may withdraw all or a portion of the Bonus credited to his Account (including any net income or net loss equivalents allocated thereto) at any time, but any such withdrawal will be subject to a penalty equal to 10% of amount withdrawn that will be forfeited to the Employer.

Beneficiaries

        Each Member has the right to designate the beneficiary or beneficiaries to receive payment of his Plan benefit in the event of his death, or to make a change in any such designation at any time, by executing the beneficiary designation form prescribed by the Committee and filing such form with the Employer. If no beneficiary designation is on file at the time of death of the Member or such designation is not effective for any reason as determined by the Committee, then the beneficiary to receive the Member's Plan benefit will be (a) the Member's surviving spouse or (b) if there is no surviving spouse, the Member's executor or administrator, or to his heirs at law if there is no administration of the Member's estate.

Payment of Benefits

        To the extent the Trust has sufficient assets, the Trustee will pay benefits to Members or their beneficiaries, except to the extent the Employer pays the benefits directly and provides adequate evidence of such payment to the Trustee. However, in the event that the assets of the Trust are insufficient to make any portion of a payment of benefits, the Employer will pay such benefits directly. Any benefit payments made to a Member or for his benefit pursuant to any provision of the Plan will be debited to such Member's Account. All benefit payments will be made in cash to the fullest extent practicable.

        In the case of a benefit payable on behalf of a Member, if the Committee is unable to locate the Member or beneficiary to whom such benefit is payable, then upon the Committee's determination thereof, such benefit will be forfeited to the Employer. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit will be restored to the Plan by the Employer.

        The Plan is administered by the Committee of the Company. The members of the Committee serve without compensation for their services. The Committee has the full discretion to construe and interpret the terms and provisions of the Plan. The Committee may delegate any of its powers, duties and responsibilities in connection with administration of the Plan as the members of the Committee may specify.

        The Company has the right to amend, modify, suspend or terminate the Plan, in whole or in part, at any time. No such amendment, modification, suspension or termination, however, will impair the rights of a Member with respect to amounts already credited to such Member's account.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant is governed by Section 145 of the General Corporation
Law of the State of Delaware (the "DGCL") which permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed action or suit (other than an action by or in the right of the corporation) by reason of their being directors, officers or other agents of the corporation.

        The Registrant's Certificate of Incorporation provides that no director of the Registrant shall be held personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation also provides that if the DGCL is amended to authorize further limitation or elimination of the personal liability of directors, then the liability of the Registrant's directors shall be limited or eliminated to the full extent permitted by the DGCL.

        Section 16 of Article III of the Registrant's Bylaws provides that the Registrant shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or any of its direct or indirect wholly owned subsidiaries or, while a director, officer, employee or agent of the Company or any of its direct or indirect wholly owned subsidiaries, is or was serving at the request of the Registrant or any of its direct or indirect wholly owned subsidiaries, as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable laws provided that the Registrant shall not be obligated to indemnify any such person against any such action, suit or proceeding which is brought by such person against the Registrant or any of its direct or indirect wholly owned subsidiaries or the directors of the Registrant or any of its direct or indirect wholly owned subsidiaries, other than an action brought by such person to enforce his rights to indemnification hereunder, unless a majority of the Board of Directors of the Registrant shall have previously approved the bringing of such action, suit or proceeding. Section 16 of Article III further provides that the Registrant shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was licensed to practice law and an employee (including an employee who is or was an officer) of the Registrant or any of its direct or indirect wholly owned subsidiaries and, while acting in the course of such employment committed or is alleged to have committed any negligent acts, errors or omissions in rendering professional legal services at the request of the Registrant or pursuant to his employment (including, without limitation, rendering written or oral legal opinions to third parties) against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law; provided that the Registrant shall not be obligated to indemnify any such person against any action, suit or proceeding arising out of any adjudicated criminal, dishonest or fraudulent acts, errors or omissions of such person or any adjudicated willful, intentional or malicious acts, errors or omissions of such person.

ITEM 8. LIST OF EXHIBITS

Exhibit No.  Description
-----------  -----------

5.1 Opinion of Andrews & Kurth L.L.P. regarding the legality of the securities being registered hereunder.

23.1         Consent of Deloitte & Touche LLP.

23.2         Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
             Exhibit 5.1 to this Registration Statement).

24.1         Power of Attorney (included in Part II hereof).


ITEM 9. UNDERTAKINGS

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1993 and will be governed by the final adjudication of such issue.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of May, 2001.

                                    BJ Services Company
                                    (Registrant)


                                    By:  /s/ J. W. Stewart
                                       -----------------------------------------
                                       J. W. Stewart
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints
J. W. Stewart, Michael McShane, and Margaret Barrett Shannon, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on May 18, 2001.


          Signature                       Title
          ---------                       -----

    /s/ J. W. Stewart                     Chairman of the Board, President,
-------------------------------            and Chief Executive Officer
J. W. Stewart                             (Principal Executive Officer)


    /s/ Michael McShane                   Senior Vice President - Finance, Chief
-------------------------------            Financial Officer and Director
Michael McShane                           (Principal Financial Officer)


    /s/ James Horsch                      Corporate Controller
-------------------------------           (Principal Accounting Officer)
James Horsch


    /s/ L. William Heiligbrodt            Director
-------------------------------
L. William Heiligbrodt

    /s/ John R. Huff                      Director
-------------------------------
John R. Huff



    /s/ Don D. Jordan                     Director
-------------------------------
Don D. Jordan



    /s/ R. A. LeBlanc                     Director
-------------------------------
R. A. LeBlanc



    /s/ Michael E. Patrick                Director
-------------------------------
Michael E. Patrick



    /s/ James L. Payne                    Director
-------------------------------
James L. Payne

                               INDEX TO EXHIBITS

Exhibit No.       Description
-----------       -----------

5.1 Opinion of Andrews & Kurth L.L.P. regarding the legality of the securities being registered hereunder.

23.1              Consent of Deloitte & Touche LLP.

23.2 Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1              Power of Attorney (included in Part II hereof).